CONFIRMING STATEMENT
	This Statement confirms that the undersigned, Benjamin H. Griswold, IV, has authorized and designated each of Susan Hyde, James Fitzgerald, and Samuel Hood, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of W. P. Carey & Co.
LLC.  The authority of Susan Hyde, James Fitzgerald, and Samuel Hood, under this
Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of W. P. Carey & Co. LLC, unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde, James Fitzgerald, and Samuel Hood are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

/s/ Benjamin H. Griswold, IV
Signature


Benjamin H. Griswold, IV
Print Name


December 6, 2006
Date